Exhibit 10.01

CTM MEDIA HOLDINGS, INC.

RESTRICTED STOCK AGREEMENT

HOWARD S. JONAS
CTM Media Holdings, Inc.
11 Largo Drive South
Stamford, Connecticut 06907

This Agreement confirms the grant of Restricted Stock to you effective as of October 14, 2009 (the “Effective Date”) upon the terms and conditions described herein.

1. Grant of Restricted Stock.  Pursuant to action of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”), CTM Media Holdings, Inc. (the “Company”) hereby grants you, in lieu of your annual cash compensation of Two Hundred and Fifty Thousand Dollars ($250,000) for the five year period starting October 14, 2009 through October 13, 2014, an aggregate of ONE MILLION, SEVEN HUNDRED EIGHTY-FIVE THOUSAND, SEVEN HUNDRED AND FOURTEEN (1,785,714) shares of Restricted Stock of the Company’s Class B Common Stock (the “Restricted Shares”), subject to the terms and conditions hereinafter set forth.

2. Closing.  The transfer of the Restricted Shares occurred on the Effective Date. Concurrently with the execution of this Agreement, the Company may issue one or more certificates representing the Restricted Shares (which shall be held by the Company pursuant to Section 6 until the applicable Restrictions (as defined in Section 3) have lapsed).

3. Restrictions.  The Restricted Shares are being awarded to you subject to (i) the transfer and forfeiture restrictions set forth in this Section 3 (the “Restrictions”), which shall lapse after the expiration of the vesting periods described in Section 4, (ii) satisfaction of the tax withholding requirements set forth in Section 8, and (iii) compliance with the Company’s Insider Trading Policy, as may be amended from time to time (the “Insider Trading Policy”).

(a) Transfer.  You may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer any of the Restricted Shares still subject to Restrictions, except for such assignments by will or the laws of descent and distribution, provided that, in all cases, such transferee executes a written consent to be bound by the terms of this Agreement.

(b) Forfeiture.  Subject to exceptions as set forth herein (including, but not limited to, the occurrence of an Acceleration Event (as defined below)) or as otherwise may be determined by the Committee, if your continuous employment with the Company shall terminate for any reason, all Restricted Shares for which the Restrictions have not lapsed at such time shall be returned to or canceled by the Company, and shall be deemed to have been forfeited by you. Upon a forfeiture of your Restricted Shares, the Company will not be obligated to pay you any consideration whatsoever for the forfeited Restricted Shares.

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“Continuous employment” means that the provision of services to the Company or a Related Entity in any capacity of officer, employee, director or consultant is not interrupted or terminated. Continuous employment shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity or any successor in any capacity of officer, employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of officer, employee, director or consultant (except as otherwise agreed to by the parties). An approved leave of absence shall include sick leave, military leave (including without limitation service in the National Guard or the Army Reserves) or any other personal leave approved by the Committee. No such leave may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute or contract.

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“Related Entity” means any parent, subsidiary or any business, corporation, partnership, limited liability company or other entity in which the Company, a parent or a subsidiary holds a substantial ownership interest, directly or indirectly.

4. Lapse of Restrictions.

(a) The Restrictions shall lapse to the extent the Restricted Shares have become vested, as follows: (i) as to FIVE HUNDRED NINETY FIVE THOUSAND, TWO HUNDRED THIRTY EIGHT (595,238) Restricted Shares, on October 14, 2011, (ii) as to FIVE HUNDRED NINETY FIVE THOUSAND, TWO HUNDRED THIRTY EIGHT (595,238) Restricted Shares, on October 14, 2012 and (iii) as to FIVE HUNDRED NINETY FIVE THOUSAND, TWO HUNDRED THIRTY EIGHT (595,238) Restricted Shares, on October 14, 2013.

(b) Other than as set forth below, all of the Restricted Shares shall become vested and the Restrictions shall lapse with respect to any unvested Restricted Shares upon the occurrence of any of the following events (each an “Acceleration Event”):

(i)           A “Corporate Transaction”, which shall mean:

(A) A merger or consolidation of the Company with any other corporation or other entity, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquired 25% or more of the combined voting power of the Company’s then outstanding securities; or

(B) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

(ii)           A “Change in Control”, which shall mean a change in ownership or control of the Company effected through either of the following:

(A)           any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (w) the Company, (x) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (y) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock, or (z) any person who, on the date hereof, owned more than 25% of the combined voting power of the Company’s then outstanding voting securities), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company’s then outstanding voting securities; or

(B)           during any period of not more than two consecutive years, not including any period prior to the date hereof, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

 (iii)           Your death or “Disability”, which shall mean your inability to perform your duties on account of a physical or mental illness for a period of ninety (90) consecutive days or one hundred and twenty (120) days in any eight (8) month period.

(iv)           (A)           Termination of your employment with the Company by you for “Good Reason”, which shall mean the occurrence (without your express written consent) of any one of the following acts by the Company, or failure by the Company to act:

    (x)           a material breach of this Agreement by the Company; or

(y)           the assignment to you of any duties inconsistent with your status as Chairman of the Company (or other position, if applicable) or a substantial adverse alteration in the nature or status of your responsibilities.

 (B)            A “Termination for Good Reason” by you may only be effected if (A) you have given written notice to the Company of the existence of the Good Reason event no later than ninety (90) days after its initial existence, (B) the Company has not remedied such Good Reason event in all material respects within thirty (30) days after its receipt of such written notice, and (C) you terminated employment within one (1) year following the initial existence of such Good Reason Event.

(C)           Your right to terminate your employment for Good Reason shall not be affected by your incapacity due to physical or mental illness.  Your continued employment shall not constitute consent to, or a waiver of rights with respect to any act or failure to act constituting Good Reason hereunder.  Notwithstanding the foregoing, a termination shall not be treated as a Termination for Good Reason if you shall have consented in writing to the occurrence of the event giving rise to the claim of Termination for Good Reason.

(c) If your employment is terminated by the Company for Cause then (i) the Pro Rata Portion of the Restricted Shares that have not vested as of the Date of Termination shall accelerate and vest and the Restrictions shall lapse with respect to such Restricted Shares and (ii) all other Restricted Shares that had not yet vested shall be forfeited.  As used herein, the term “Pro Rata Portion” shall mean a percentage of the Restricted Shares as shall reflect the pro rata portion of the period between October 14, 2009 and October 13, 2014 representing your time employed by the Company between October 14, 2009 and the Date of Termination. For purposes of this Agreement, the Company shall have “Cause” to terminate your employment (i) upon your conviction for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, or (ii) upon your willful and continued failure to substantially perform your duties to the Company (other than any such failure resulting from your incapacity due to physical or mental illness), after written notice has been delivered to you by the Company, which notice specifically identifies the manner in which you have not substantially performed your duties, and your failure to substantially perform your duties is not cured within ten (10) business days after notice of such failure has been given to you.  For purposes of this Section 4(c), no act or failure to act on your part shall be deemed “willful” unless done or omitted to be done, by you not in good faith and without reasonable belief that your act, or failure to act, was in the best interest of the Company.

        (d) Notice of Termination.  Any termination of your employment by the Company or you (other than termination by reason of your death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claims to provide a basis for termination of your employment under the provision so indicated.  Further, a Notice of Termination for Cause or Disability must include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, you were guilty of conduct set forth in the definition of Cause herein or satisfied the criteria of a Disability, and specifying the particulars thereof.

        (e) Date of Termination.  “Date of Termination” shall mean if your employment is terminated (i) by your death, the date of your death, (ii) by reason of Disability, the date that you are determined by the Board to be Disabled, (iii) your resignation, the date you so notify the Board, or (iv) the date specified in the Notice of Termination; provided, however, that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined.  If within fifteen (15) days after any Notice of Termination is given, or if later, prior to the Date of Termination (as determined without regard to this paragraph (e)), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal, therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

    (f) To the extent the Restrictions shall have lapsed under this Section 4 with respect to any portion of the Restricted Shares, those shares (“Vested Shares”) will be free of the terms and conditions of this Agreement except those terms and conditions contained in Section 8; provided, however, that such Vested Shares shall remain subject to the terms and conditions of the Insider Trading Policy.

5. Adjustments.  The terms “Restricted Shares” and “Vested Shares” shall include any shares or other securities that you receive or become entitled to receive as a result of your ownership of the original Restricted Shares.

6. Custody. Any certificates representing the Restricted Shares (other than Vested Shares) shall be deposited with the Company. The Company is hereby authorized to effectuate the transfer into its name of all certificates representing the Restricted Shares that are forfeited or otherwise transferred to the Company pursuant to Section 3 or to satisfy withholding obligations under Section 8.

7. Voting and Other Rights.

(a)            Upon the registration of the Restricted Shares in your name, you shall have all of the rights and status as a stockholder of the Company with respect to the Restricted Shares, including the right to vote such shares and to receive dividends or other distributions thereon. All such rights and status as a stockholder of the Company with respect to the Restricted Shares shall terminate if the Restricted Shares are forfeited pursuant to Section 3 or to satisfy withholding obligations under Section 8.

(b)            The grant of the Restricted Shares to you does not confer upon you any right to continue in the employ of the Company.

8. Withholding Taxes.  The award or other transfer of the Restricted Shares, and the lapse of Restrictions on the Restricted Shares, shall be conditioned further on any applicable withholding taxes being paid by you.

9. Stock Power.  At the Company’s request, you hereby agree to promptly execute any document, including a stock power endorsed in blank, that is necessary to comply with the terms of this Agreement.

10. Successors.  This Agreement shall be binding upon and inure to the benefit of any successor of the Company and your successors, assigns and estate, including your executors, administrators and trustees.

11. Amendment or Modification, Waiver.  No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing and signed by each party hereto. No waiver by either party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

12. Notices.  Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail or overnight delivery to the proper address. Notices to employees sent via e-mail shall be deemed to satisfy the requirements of this Section 12. All notices to the Company shall be addressed to it at:

CTM Media Holdings, Inc.
11 Largo Drive South
Stamford, Connecticut 06907
Attention: Chief Financial Officer

13. Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

14. Governing Law.  This Agreement shall be construed and governed in accordance with the laws of the state of Delaware, without regard to principles of conflicts of laws.

15. Headings.  All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

16. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

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To confirm your acceptance of the foregoing, please sign and date below under “Accepted and Agreed” and return one copy of this Agreement to the Company, attn: Chief Financial Officer.

CTM MEDIA HOLDINGS, INC.

By:  /s/ Leslie B. Rozner
Leslie B. Rozner
Chief Financial Officer

ACCEPTED AND AGREED:

/s/ Howard S. Jonas
Howard S. Jonas

Date: October 15, 2009

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